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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of SmarTalk TeleServices, Inc. of our report dated February 23, 1997 relating to the financial statements of SmarTalk TeleServices, Inc., which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


/s/ Price Waterhouse LLP

Century City, California
December 1, 1997